UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

GateHouse Media, Inc.’s (the “Company’s”) common stock is listed and traded on the New York Stock Exchange (“NYSE”). As such, the Company is subject to the listing standards of the NYSE. The Securities and Exchange Commission has approved amendments to those listing standards that require NYSE-listed securities to be eligible to participate in a “direct registration program” by January 1, 2008. A “direct registration program” permits a shareholder’s stock to be recorded and maintained on the books of the company or the company’s transfer agent without the issuance of a physical stock certificate. Shares in this form are commonly referred to as “uncertificated” shares.

On November 13, 2007, the Company’s Board of Directors amended and restated the Company’s Bylaws in order to provide for uncertificated shares. Specifically, Article X of the Company’s Bylaws was amended to permit the Company’s Board of Directors to provide by resolution that some or all of any class or series of Company stock may be uncertificated.

The preceding description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.2	Amended and Restated Bylaws of GateHouse Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael Reed
Michael Reed
Chief Executive Officer

Date: November 13, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
3.2	Amended and Restated Bylaws of GateHouse Media, Inc.